UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under §240.14a-12

TAO Synergies Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TAO SYNERGIES INC.

1185 Avenue of the Americas, 3rd Floor, New York, New York 10036

SUPPLEMENT NO. 1 TO THE PROXY STATEMENT FOR THE TAO SYNERGIES INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 6, 2025

This Supplement No. 1 (this “Supplement”), dated July 18, 2025, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by TAO Synergies Inc., a Delaware corporation (referred to herein as “we,” “us,” “our” or the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on July 7, 2025, in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies to be voted at the special meeting of stockholders, or any adjournment or postponement thereof (the “Special Meeting”).

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT, WHICH CONTAINS IMPORTANT ADDITIONAL INFORMATION. Except as to the matters specifically discussed herein, this Supplement does not otherwise modify or update any information or disclosure contained in the Proxy Statement. Capitalized terms used but not otherwise defined in this Supplement shall have the meanings assigned to such terms in the Proxy Statement.

***

To Our Stockholders:

You recently received a copy of the proxy statement relating to the Company’s Special Meeting to be held on August 6, 2025. After the proxy statement was mailed, the Board, upon the recommendation of the Compensation Committee of the Board and subject to approval by the Company’s stockholders of an increase in the amount of shares available for grant pursuant to the Company’s 2020 Equity Incentive Plan, approved the award of an aggregate of 74,000 non-qualified stock options of the Company, at an exercise purchase price equal to $10.38, the closing price of the Company’s common stock on The Nasdaq Capital Market on July 14, 2025, to members of the Board and management of the Company.

Proposal 2 of the Proxy Statement relates to the approval of a proposed amendment to the Company’s 2020 Equity Incentive Plan to, among other things, (a) increase the number of shares available for the grant of awards by 2,000,000 shares and (b) change the name of the Plan to “TAO Synergies Inc. 2020 Equity Incentive Plan” (the “Plan Amendment Proposal”).

In light of these recent developments, the Company is supplementing the Proxy Statement to include additional information required by Item 10 of Schedule 14A. Additionally, this Supplement will update information contained in the Proxy Statement relating to (i) the characterization of the proposals and (ii) the number of shares entitled to vote on each proposal.

Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted for, against or abstain with respect to the proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Special Meeting.

If your shares are registered directly in your name through our stock transfer agent, Pacific Stock Transfer Company, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the proxy card to vote over the Internet or by telephone.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below. If you attend the Special Meeting, you may vote your shares online at the time of the meeting.

As stated in the proxy statement you received previously, you may revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of the shares, you may revoke your proxy in any one of the following ways:

•	If you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above:

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying the Company’s Secretary in writing before the special meeting that you have revoked your proxy; or

•	by attending the Special Meeting and voting at the meeting. Attending the Special Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Special Meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank if you wish to revoke your proxy.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Sincerely,

Joshua Silverman
Executive Chairman

Supplemental Disclosure Regarding Proposal 2

New Plan Benefits

Subject to stockholder approval of Proposal 2, including the increase in the number of shares available for the grant of awards pursuant to the Plan, on July 14, 2025, the Board, upon the recommendation of the Compensation Committee of the Board, approved the award of an aggregate of 74,000 non-qualified stock options of the Company, at an exercise price equal to $10.38, the closing price of the Company’s common stock on The Nasdaq Capital Market on July 14, 2025, to the individuals set forth below, in the amounts set forth opposite such individual’s name, each with a term of ten years and vesting 100% on the one-year anniversary of the date of the grant. The number of shares of common stock underlying the stock options shall be subject to appropriate adjustment for stock splits, combinations, recapitalizations and other similar events. The table below sets forth the grants of options under the Plan, under which no such shares will be issued unless and until the Company obtains stockholder approval of the Amendment.

Name and Position	Dollar value ($)(1)	Number of Shares of Common Stock subject to stock options
Joshua N. Silverman, Executive Chairman	$332,280	36,000
Bruce T. Bernstein, Director	$110,760	12,000
Jonathan L. Schechter, Director	$92,300	10,000
William S. Singer, Director and Vice-Chairman of the Board	$64,610	7,000
Robert Weinstein, Chief Financial Offer, Secretary and Executive Vice-President	$64,610	7,000
Alan J. Tuchman, M.D., Director, Chief Medical Officer	$18,460	2,000
All Current Executive Officers as a Group	$415,350	45,000
All Current Directors Who Are Not Executive Officers as a Group	$267,670	29,000
All Employees Who are Not Executive Officers as a Group	-	-

__________________

(1)	The dollar value included is based on the Black-Scholes value of the option awards using an expected volatility of 110% and based on the closing price per share of Common Stock on July 14, 2025 of $10.38. However, the actual dollar value of such awards will not be determinable until the effective grant date of such awards.

The amounts of future grants under the Plan are not determinable and will be granted at the sole discretion of the Board or other delegated persons. We cannot determine at this time either the persons who will receive such awards under the Plan or the amount or types of any such awards.

However, shortly after the Special Meeting and assuming that our stockholders approve this Proposal 2, we anticipate making material additional grants under the 2020 Plan to members of our management team along with members of the Board.

Supplemental Disclosure Regarding Characterization of the Proposals

In the Proxy Statement, in the section titled “Important Information About The Special Meeting And Voting—What Vote is Required to Approve the Proposals and How are Votes Counted?” the Company indicated that brokerage firms have the authority to vote customers’ unvoted shares held by the firms in street name on the Adjournment Proposal and that broker non-votes (if any) for such shares (if deemed present or represented by proxy at the special meeting pursuant to Delaware law) will be treated as votes against the Adjournment Proposal. The Company has been advised, however, that each of the Issuance Proposal, Plan Amendment Proposal and Adjournment Proposals will be treated as non-routine proposals. As such, brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on the Adjournment Proposal. Broker non-votes will have no effect on the results of the vote on the Adjournment Proposal.

Accordingly, the Company is hereby revising the information in the Proxy Statement to state that each of the proposals is a non-routine proposal for which banks, brokers, trustees and other nominees will not be permitted to exercise discretion to vote customers’ unvoted shares and that broker non-votes will have no effect on the results of the vote on each of the proposals.

Supplemental Disclosure Regarding The Number of Eligible Votes

In the Proxy Statement, in the section titled “Important Information About The Special Meeting And Voting—Who May Vote?” the Company indicated that on the record date, on an as-converted basis, holders of our Series C Preferred Stock are entitled to an aggregate of 256,802 votes on each proposal. After the proxy statement was mailed, the Company discovered that this tabulation was incorrect. As such, the Company is hereby revising the information in the Proxy Statement to state that on the record date, on an as-converted basis, holders of our Series C Preferred Stock are entitled to an aggregate of 220,347 votes on each proposal.

Additional Information

Except as described above, this Supplement to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.

This Supplement should be read together with the Proxy Statement. If you have already returned your proxy card or voting instruction form, or voted by other means, you do not need to take any action unless you wish to change your vote.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on August 6, 2025: This Supplement, the Proxy Statement and the proxy card are available for viewing, printing and downloading at https://web.viewproxy.com/TAO/2025SM. To view these materials please have your control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

If you are a registered holder, your virtual control number will be on your proxy card. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to access the special meeting.